SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
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DATAWATCH CORPORATION

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DATAWATCH CORPORATION
271 Mill Road
Quorum Office Park
Chelmsford, Massachusetts 01824

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 26, 2011
_____________

The Annual Meeting of Stockholders of Datawatch Corporation (the “Corporation”) will be held at the offices of the Corporation at 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824, on April 26, 2011 at 11:00 am, local time, to consider and act upon the following matters:

1.	To elect seven members of the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified;

2.	To approve the adoption of the Corporation’s 2011 Equity Compensation and Incentive Plan;

3.	To ratify the appointment of the Corporation’s independent registered public accounting firm; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 4, 2011, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and any adjournment thereof.

IF YOU PLAN TO ATTEND:

Please call Carol A. Beauchamp at 978-275-8235 if you plan to attend. Please bring valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will also need to bring a copy of a brokerage statement reflecting their stock ownership as of the record date. Cameras, cell phones, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors Murray P. Fish Secretary

Chelmsford, Massachusetts
March 17, 2011

THE BOARD OF DIRECTORS WELCOMES STOCKHOLDERS WHO WISH TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

DATAWATCH CORPORATION
271 Mill Road
Quorum Office Park
Chelmsford, Massachusetts 01824

PROXY STATEMENT

March 17, 2011

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Datawatch Corporation (the “Company” or “Datawatch”) for use at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company at 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824, on April 26, 2011 at 11:00 a.m., local time, and any adjournments thereof (the “Meeting”).

On February 11, 2011, the Board of Directors of the Company approved the appointment of Michael A. Morrison as the Company’s new President and Chief Executive Officer.  Mr. Morrison was also appointed as a member of the Company’s Board of Directors.  Mr. Morrison’s appointments followed the resignation of Kenneth P. Bero as President and Chief Executive Officer and as a director of the Company.  This Proxy Statement amends and restates the proxy statement filed with the Securities and Exchange Commission on January 28, 2011 to reflect this change in management, Mr. Morrison’s nomination for election at the Meeting as a director of the Company, and the addition of a proposal to approve at the Meeting the adoption of the Company’s 2011 Equity and Incentive Compensation Plan.

Only stockholders of record at the close of business on March 4, 2011 will be entitled to notice of and to vote at the Meeting. As of that date, 5,988,707 shares of common stock, par value $.01 per share, of the Company (“Common Stock”) were outstanding and entitled to vote at the Meeting. Stockholders are entitled to cast one vote for each share held of record at the close of business on March 4, 2011 on each matter submitted to a vote at the Meeting. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Meeting. If a stockholder is not attending the Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. On all other matters being submitted to stockholders, an affirmative vote of at least a majority of the shares present, in person or represented by proxy, and voting on that matter is required for approval or ratification. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker “non-votes” are not so included.

At the Meeting, a proposal to elect Thomas H. Kelly, David C. Mahoney, Michael A. Morrison, Richard de J. Osborne, Terry W. Potter, William B. Simmons and James Wood as directors will be subject to a vote of stockholders. The stockholders will also consider and vote upon proposals put forth by the Board to approve adoption of the Company’s 2011 Equity and Incentive Compensation Plan and to ratify the selection of Datawatch’s independent registered public accounting firm.  Where a choice has been specified on the proxy with respect to the foregoing proposals, the shares represented by the proxy will be voted in accordance with the specifications.  If no specification is indicated on the proxy card, the shares represented by the proxy will be voted FOR the nominees named herein for election to the Board of Directors, FOR approval of the adoption of the Company’s 2011 Equity and Incentive Compensation Plan and FOR the proposal to approve the ratification of the selection of Datawatch’s independent registered public accounting firm.

The Board of Directors of the Company knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of Michael A. Morrison and Murray P. Fish, each of whom is named as attorney-in-fact in the proxies.

An Annual Report to Stockholders, containing audited financial statements of the Company for the fiscal year ended September 30, 2010, is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the accompanying notice and form of proxy will be first mailed to stockholders on or about March 25, 2011.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth as of March 4, 2011 certain information regarding beneficial ownership of the Common Stock (i) by each person who, to the knowledge of the Company, beneficially owned more than 5% of the shares of Common Stock outstanding at such date; (ii) by each director of the Company; (iii) by each executive officer identified in the Summary Compensation Table on page 16 of this proxy statement; and (iv) by all current directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares of Common Stock(2)
James Wood(3)	939,229	15.60%
Michael A. Morrison (4)	351,042	5.86%
Richard de J. Osborne(5)	331,001	5.52%
David C. Mahoney(6)	150,080	2.51%
John H. Kitchen, III(7)	145,032	2.37%
Terry W. Potter(8)	42,611	*
Murray P. Fish(9)	31,922	*
Robert W. Clemens(10)	25,254	*
Thomas H. Kelly(11)	22,833	*
Daniel F. Incropera(12)	17,373	*
Harvey P. Gross(13)	16,922	*
William B. Simmons(14)	7,499	*
Kenneth P. Bero(15)	1,998	*

All current directors and executive officers as a group (12 persons)(16)	2,080,798	33.04%

WC Capital, LLC(3) c/o James Wood 116 East Saddle River Road Saddle River, New Jersey 07458	689,966	11.52%

Doug Pauly & Katie Pauly Comm Prop(17) 1509 First Street Wenatchee, WA 98801	565,400	9.44%

Kevin C. Howe(18) 5416 Arbor Hollow McKinney, Texas 75070	467,932	7.81%

_________________
*Less than one percent.

(1)
Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed and the address of each stockholder is: c/o Datawatch Corporation, 271 Mill Road, Quorum Office Park, Chelmsford, Massachusetts 01824.

(2)
The number of shares of Common Stock deemed outstanding includes (i) 5,988,707 shares of Common Stock outstanding as of March 4, 2011 and (ii) with respect to each individual, the number of options to purchase shares of Common Stock which may be exercised by such individual within 60 days of March 4, 2011 and any restricted stock units that will have vested within 60 days of March 4, 2011.

(3)
Includes 211,651 shares of Common Stock, 35,112 options that may be exercised within 60 days of March 4, 2011 and 2,500 restricted stock units that will have vested within 60 days of March 4, 2011. Also includes 689,966 shares held by WC Capital, LLC. Mr. Wood, as a Managing Principal of WC Capital, LLC, shares the power to vote and dispose of all 689,966 shares of the Common Stock held by WC Capital, LLC.

(4)
Includes 351,042 shares of Common Stock, 16,300 of which are owned by Mr. Morrison’s wife as custodian for six UTMA accounts.  Mr. Morrison disclaims beneficial ownership of the 16,300 shares in the UTMA accounts.

(5)
Includes 175,131 shares of Common Stock, 10,000 options that may be exercised within 60 days of March 4, 2011 and 2,500 restricted stock units that will have vested within 60 days of March 4, 2011. Also includes 143,370 shares of Common Stock held by Carnegie Hill Associates, LLC. Mr. Osborne is the Managing Principal of Carnegie Hill Associates, LLC and may be deemed a beneficial owner of the shares held by Carnegie Hill Associates, LLC. Mr. Osborne disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(6)	Includes 150,080 shares of Common Stock.

(7)	Includes 22,442 shares of Common Stock and 122,590 options that may be exercised within 60 days of March 4, 2011.

(8)	Includes 12,111 shares of Common Stock, 28,000 options that may be exercised within 60 days of March 4, 2011 and 2,500 restricted stock units that will have vested within 60 days of March 4, 2011.

(9)	Includes 1,666 shares of Common Stock and 30,256 options that may be exercised within 60 days of March 4, 2011.

(10)	Includes 1,666 shares of Common Stock and 23,588 options that may be exercised within 60 days of March 4, 2011.

(11)	Includes 4,999 shares of Common Stock, 15,334 options that may be exercised within 60 days of March 4, 2011 and 2,500 restricted stock units that will have vested within 60 days of March 4, 2011.

(12)	Includes 498 shares of Common Stock and 16,875 options that may be exercised within 60 days of March 4, 2011.

(13)	Includes 1,666 shares of Common Stock and 15,256 options that may be exercised within 60 days of March 4, 2011.

(14)	Includes 4,999 shares of Common Stock and 2,500 restricted stock units that will have vested within 60 days of March 4, 2011.

(15)	Includes 1,998 shares of Common Stock. Mr. Bero resigned as President and Chief Executive Officer of the Company on February 11, 2011.

(16)	Includes 297,011 options that may be exercised within 60 days of March 4, 2011 and 12,500 restricted stock units that will have vested within 60 days of March 4, 2011.

(17)
Includes 334,594 shares held by Doug Pauly & Katie Pauly Comm Prop and 182,706 shares held by Northern Fruit Company, Inc. Also includes 48,100 shares held by Katie Kavanaugh Pauly IRA Etrade Custodian. Share amounts obtained based on a stockholder list at March 4, 2011.

(18)
Includes 225,461 shares owned by Mercury Fund VII, Ltd. and 242,471 shares owned by Mercury Fund VIII, Ltd. Mr. Howe exercises voting and disposition power over such shares on behalf of Mercury Management, L.L.C., the General Partner of Mercury Ventures, Ltd. and Mercury Ventures II, Ltd. Mercury Ventures II, Ltd. is the General Partner of Mercury Fund VII, Ltd. and Mercury Fund VIII, Ltd. Share amounts were obtained based upon correspondence with the Company from Mercury Management, L.L.C. on January 28, 2011.

PROPOSAL I

ELECTION OF DIRECTORS

The directors of the Company are elected annually and hold office for the ensuing year until the next annual meeting of stockholders and until their successors have been elected and qualified. The directors are elected by a plurality of votes cast by stockholders. The Company’s By-Laws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. The number of directors currently fixed by the Board of Directors is seven (7).

Prior to the Meeting, Thomas H. Kelly, David C. Mahoney, Michael A. Morrison, Richard de J. Osborne, Terry W. Potter, William B. Simmons and James Wood were the directors of the Company. All of these individuals were elected as directors at the Company’s Annual Meeting of Stockholders held on March 19, 2010, other than David C. Mahoney and Michael A. Morrison, who were elected as directors by the Board of Directors on September 9, 2010 and February 11, 2011, respectively. All seven (7) of the existing directors are being nominated for re-election at the Meeting. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director (by writing that individual director’s name where indicated on the proxy) or for all directors will be voted FOR the election of all the nominees named below (unless one or more nominees are unable or unwilling to serve). The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person.

Director Nominees

Thomas H. Kelly, Director. Mr. Kelly, age 61, joined the Board of Directors in October 2004. Until June 1, 2007, Mr. Kelly was Vice President of Corporate Business Development at Schering-Plough Corporation, a pharmaceutical company. Prior to holding that position, Mr. Kelly was Vice President and Corporate Controller at Schering-Plough, a position he had held since joining that corporation in 1991. Previously, he had been a senior partner with the accounting firm of Deloitte & Touche LLP.  Mr. Kelly’s qualifications to serve on the Board of Directors include his experience as a senior executive of a large public company, as well as his financial and accounting expertise.

David C. Mahoney, Director. Mr. Mahoney, age 66, has been a director of the Company since September 2010.  From February 2003 until his retirement in February 2008, Mr. Mahoney was the President and Chief Executive Officer of Applix, Inc., a global provider of business performance management and business intelligence applications that was acquired by Cognos during 2007.  Mr. Mahoney was also a director of Applix from October 1992 to February 2008.  Mr. Mahoney served as Chief Executive Officer of Verbind, Inc., a provider of real-time behavioral analysis and event triggering technology, from May 2001 until February 2003, when Verbind was sold to SAS Institute.  Mr. Mahoney’s qualifications to serve on the Board include his experience as a senior executive leading the growth of three publicly held software companies, as well as his technical expertise.

Michael A. Morrison, President, Chief Executive Officer and Director.  Mr. Morrison, age 48, joined the Board of Directors in February 2011. From October 2007 until joining Datawatch, Mr. Morrison was Vice President, Financial Performance Management, at Cognos Inc., a subsidiary of IBM since January 2008.  In this role, Mr. Morrison directed all development, product management, product marketing and strategic business development activities for the FPM business unit.  From January 2007 to October 2007 Mr. Morrison was Chief Operating Officer of Applix Inc., having been vice president of worldwide field and marketing operations from 2004 until his appointment as COO.  At Applix Mr. Morrison conceptualized, built and led the company’s strategic go-to-market sales model and growth strategies, and also represented the company to Wall Street and industry analysts.  Before joining Applix in 2004, Mr. Morrison held various positions at Cognos, including vice president of enterprise planning operations, vice president of finance and administration, and corporate counsel.  Mr. Morrison’s qualifications to serve on the Board of Directors include his business, operational, management and legal experience in the enterprise application industry, as well as his position as Datawatch’s Chief Executive Officer.

Richard de J. Osborne, Chairman of the Board. Mr. Osborne, age 76, has been a director of the Company and Chairman of the Board of Directors of the Company since January 2001. From 1985 to 1999, Mr. Osborne was Chairman of the Board of Directors and Chief Executive Officer of ASARCO Incorporated, which is an integrated producer of copper and other metals. Mr. Osborne is also a director of NACCO Industries, Inc.  Mr. Osborne was previously a director of Schering Plough Corp. and of Goodrich Corp.  Mr. Osborne’s qualifications to serve on the Board of Directors include his experience as a senior executive and director of large public companies.

Terry W. Potter, Director. Dr. Potter, age 63, has been a director of the Company since April 1998. Since January 1998, Dr. Potter has been the President of Venture Solutions and Development, Inc., which provides consulting services to high technology start-up companies, spin-outs, and Fortune 100 companies. Prior to 1992, Dr. Potter was a worldwide director of New Ventures for Digital Equipment Corporation. From 1992 to 1997, he was the President of Modular Group, the parent company of Advanced Modular Solutions, and from 1994 to 1997 he was the President of Advanced Modular Solutions, a wholly-owned subsidiary of Modular Group, which develops client-server computers and solutions. Dr. Potter is the co-founder of Discover Why, Inc., which was founded in 1997.  Mr. Potter’s qualifications to serve on the Board of Directors include his experience as a senior executive and director of large public companies, as well as his technical expertise.

William B. Simmons, Director. Mr. Simmons, age 59, has been a director of the Company since July 2007. Mr. Simmons represented Datawatch as outside legal counsel for more than 15 years, as a partner at the Boston law firm, Choate Hall & Stewart LLP (“Choate”) from February 2005 through June 2007 and, prior to joining Choate, as a partner at Testa Hurwitz & Thibeault LLP, including representing the Company during its initial public offering and for numerous other transactions.  Mr. Simmons was Of Counsel at Choate from June 2007 through December 2010.  Mr. Simmons’ qualifications to serve on the Board of Directors include his experience with corporate governance and transactional matters, as well as his legal expertise.

James Wood, Director. Mr. Wood, age 81, has been a director of the Company since January 2001. From 1980 to 1997, Mr. Wood was Chairman of the Board of Directors and Chief Executive Officer of The Great Atlantic & Pacific Tea Company, Inc. and its Co-Chief Executive Officer from 1997 to 1998 and continued as non-executive Chairman from 1998 to 2001.  Mr. Wood’s qualifications to serve on the Board of Directors include his experience as a senior executive and director of large public companies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE NOMINEES LISTED ABOVE

The Board of Directors and its Committees

Meetings. The Board of Directors met seven times during the fiscal year ended September 30, 2010 and took action by written consent once. Each director attended at least 75% of the meetings of the Board and of the committees of the Board on which he served. The Company does not have a policy with regard to attendance by Board members at stockholder meetings; however directors are encouraged to attend the Annual Meeting of Stockholders. All of the Directors attended the Annual Meeting of Stockholders last year.

Independence. The Board of Directors has determined that, other than Mr. Morrison, who serves as an executive officer of the Company, each director is “independent”, meeting all applicable independence requirements promulgated by the Securities and Exchange Commission (the “SEC”), including Rule 10A-3(b)(1) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the independence standards of The NASDAQ Stock Market. In making this determination, the Board of Directors considered relationships, transactions and/or arrangements with each of the directors, including with respect to Mr. Simmons those discussed in the section entitled “Certain Relationships and Related Party Transactions” in this proxy statement, and affirmatively determined that none of such directors has a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Committees. Under the Company’s By-laws, the Board of Directors may designate committees composed of members of the Board to exercise the power and authority of the Board in the management of the business and affairs of the Company, subject to limitations imposed by law. The Board of Directors has three standing committees: an Audit Committee, a Compensation and Stock Committee and a Corporate Governance and Nominating Committee (the “Nominating Committee”). The members of each committee are appointed by the Board based on the recommendation of the Nominating Committee, and are set forth below in this proxy statement. Actions taken by any committee of the Board are reported to the Board, usually at the next Board meeting following a committee meeting. The charters of the Audit Committee, the Compensation and Stock Committee and the Nominating Committee are available on the Company’s website, www.datawatch.com, and located under the “About Us” tab and the “Investor Relations” and “Corporate Governance” links. The Board annually conducts a self-evaluation of each of its committees. All members of all committees are independent directors.

Audit Committee. The Audit Committee is composed of Thomas H. Kelly, Terry W. Potter, and William B. Simmons, with Mr. Kelly serving as Chairman. Each such member is considered “independent” pursuant to the rules promulgated by the SEC and The NASDAQ Stock Market, as discussed above, and, in the business judgment of the Board of Directors, independent for purposes of being an independent member of an audit committee under such rules. In addition, the Board of Directors has determined that Mr. Kelly qualifies as an audit committee “financial expert” as defined by the SEC. The Audit Committee evaluates and selects the Company’s independent registered public accounting firm, reviews the audited financial statements and discusses the adequacy of the Company’s internal controls and procedures with management and the independent registered public accounting firm. The Audit Committee also supervises the relationship between the Company and its outside auditors, reviews the scope of both audit and non-audit services and related fees, and determines the independence of the independent registered public accounting firm. The Audit Committee conducted six formal meetings during the fiscal year ended September 30, 2010 and took action by written consent once. The responsibilities of the Audit Committee and its activities in the fiscal year ended September 30, 2010 are more fully described in the Audit Committee Report contained in this proxy statement.

Compensation and Stock Committee. The Compensation and Stock Committee is composed of Thomas H. Kelly, Terry W. Potter, William B. Simmons and James Wood, with Mr. Wood serving as Chairman. Each is “independent” as defined by the SEC and The NASDAQ Stock Market. The Compensation and Stock Committee, which, among other things, reviews and makes recommendations concerning executive compensation and administers the Company’s 1996 Stock Plan, the Company’s 1996 International Employee Non-Qualified Stock Option Plan and the Company’s 2006 Equity and Compensation Incentive Plan, conducted three formal meetings during the fiscal year ended September 30, 2010 and took action by written consent once. The responsibilities of the Compensation and Stock Committee and its activities in the fiscal year ended September 30, 2010 are more fully described in the Compensation Discussion and Analysis contained in this proxy statement.

Corporate Governance and Nominating Committee. The Nominating Committee is composed of Thomas H. Kelly, Terry W. Potter, William B. Simmons and James Wood, with Mr. Wood serving as Chairman. Each is “independent” pursuant to the rules promulgated by the SEC and The NASDAQ Stock Market, as discussed above. The Nominating Committee was formed for the purposes of identifying director candidates and providing nominee recommendations to the Board, overseeing compliance with corporate governance policies and adopting, and monitoring compliance with, the Company’s Code of Ethics. With respect to recommending director nominees, the Nominating Committee identifies Board candidates through numerous sources, including recommendations from existing Board members, executive officers, and stockholders, and has policies concerning the evaluation of candidates, the recommendation to the Board of candidates for the Board’s selection as director nominees, and the recommendation of candidates for the Board’s selection as nominees for appointment to the committees of the Board. The Nominating Committee’s evaluation includes a review of the nominee’s judgment, experience, independence, understanding of the Company’s industry or other related industries, and such other factors as the Nominating Committee concludes are pertinent in light of the current needs of the Board, including without limitation the Board’s belief that its membership should reflect a diversity of experience, gender, race, ethnicity and age. The Nominating Committee will select qualified nominees and review its recommendations with the Board. The Nominating Committee conducted one formal meeting during the fiscal year ended September 30, 2010 and took action by written consent once. In March 2011, the Nominating Committee recommended Messrs. Morrison, Kelly, Mahoney, Potter, and Simmons and the Board approved such nominees for election at the Meeting. Messrs. Wood and Osborne were nominated by WC Capital, LLC, a stockholder of the Company, as described below.

Board Leadership Structure

Currently, the positions of Chairman of the Board and Chief Executive Officer are held by separate persons, with the position of Chairman filled by Mr. Osborne, an independent, non-executive director.  The Board believes that the separation of the roles of Chairman of the Board and Chief Executive Officer is appropriate as it allows the Chief Executive Officer to focus primarily on management and strategy responsibilities, while allowing the independent Chairman to focus on leadership of the Board, providing feedback and advice to the Chief Executive Officer and providing a channel of communication between the Board members and the Chief Executive Officer and other members of senior management.  The Chairman of the Board presides over all Board meetings and works with senior management to develop agendas for Board meetings. The Chairman advises the Chief Executive Officer and other members of senior management on business strategy and leadership development.  He also works with the Board to drive decisions about particular strategies and policies and, in concert with the independent Board committees, facilitates a performance evaluation process of the Board and its committees.

Board Oversight of Risk

The Board oversees the business and strategic risks of Datawatch.  The Audit Committee oversees financial reporting and compliance risks confronting Datawatch.  The Compensation and Stock Committee oversees risks associated with Datawatch’s compensation policies and practices, including performance-based compensation and change in control plans.  The Corporate Governance and Nominating Committee oversees risks relating to corporate governance and the process governing the nomination of members of the Board.

Datawatch provides a detailed description of the risk factors impacting its business in its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC.

Stockholder Nominations and Recommendations of Director Candidates

WC Capital, LLC, which beneficially owns approximately 11.52% of the Company’s Common Stock, is entitled to nominate two directors to the Board pursuant to an Investment Agreement, dated January 12, 2001, among WC Capital, LLC, Carnegie Hill Associates, LLC and the Company. WC Capital, LLC has nominated James Wood and Richard de J. Osborne to serve as directors for election at the Meeting. Other stockholders wishing to suggest candidates to the Nominating Committee for consideration as potential director nominees may do so by submitting the name of the stockholder making the recommendation, the name of the individual recommended for consideration as a director nominee and a written statement from the stockholder making the recommendation stating why such candidate would be able to fulfill the duties of a director to the Nominating and Corporate Governance Committee, Datawatch Corporation, at Datawatch Corporation, 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824. Stockholders wishing to nominate directors may do so by submitting a written notice to the Chief Executive Officer of Datawatch. The procedures are summarized in the section entitled “Stockholder Proposals” in this proxy statement. All nominees must, at a minimum, have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business or other disciplines relevant to the business of the Company and be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Board or of a Board committee. The Nominating Committee did not receive any stockholder nominee recommendations for this Meeting.

Policies and Procedures Regarding Related Person Transactions

The Company By-laws provide that for the Company to enter into certain proposed transactions with any of its executive officers, directors and principal stockholders, including their immediate family members and affiliates, the transaction must be (i) authorized by a majority of the disinterested members of the Board of Directors or one of its committees after the disclosure of material facts, (ii) approved in good faith by a vote of the stockholders after the disclosure of the material facts, or (iii) fair to the Company and authorized by the Board of Directors, a committee thereof, or the stockholders.

The Company’s current practice is to have disinterested members of the Company’s Audit Committee, whose members are independent, review the terms of any and all such proposed material related party transactions. The results of this review are then communicated to the entire Board of Directors. In approving or rejecting the proposed related party transaction, the Audit Committee and the Board of Directors consider the facts and circumstances available and deemed applicable to the situation, including the risks, costs and benefits to the Company, the terms of the transaction, the availability of alternate sources for comparable services and products, and, if applicable, the impact on a director’s independence. Agreements are approved only that, in light of known circumstances, are in or are not inconsistent with the Company’s best interests, as the Audit Committee and the Board of Directors determine in the good faith exercise of their discretion.

Certain Relationships and Related Person Transactions

William B. Simmons, one of the Company’s directors, was a partner through June 2007 and was Of Counsel from June 2007 through December 2010 of Choate, Hall & Stewart LLP, which provides various legal services to Datawatch. During the fiscal year ended September 30, 2010, the Company paid Choate, Hall & Stewart LLP approximately $185,000 in fees and expenses for legal services. The Company anticipates that Choate will continue to provide services in the current fiscal year.

Compensation of Directors

During the fiscal year ended September 30, 2010, directors who were employees of the Company received no cash compensation for their services as directors. Directors who were not employees of the Company (the “Non-Employee Directors”) received $15,000 per year for their service as a member of the Company’s Board of Directors.

Directors are eligible to receive awards under the Company’s 2006 Equity Compensation and Incentive Plan and will also be eligible to receive awards under the Company’s 2011 Equity Compensation and Incentive Plan if it is adopted by the stockholders. Under the current policy, each Non-Employee Director annually receives a grant of 2,500 restricted stock units on the date of the Annual Meeting and an individual elected to the Board of Directors for the first time receives a grant of 2,500 restricted stock units upon his or her initial election. Pursuant to this policy regarding new directors, Mr. Mahoney received a grant of 2,500 restricted stock units upon his election in September 2010. The restricted stock units vest in one-third increments on the first, second and third anniversaries of the date of grant.

Director Compensation

Name (a)	Fees Earned or Paid in Cash ($)(2) (b)	Stock Awards ($)(3) (c)	Total ($) (d)

Thomas H. Kelly	$15,000	$6,088	$21,088
David C. Mahoney	$1,250	$6,075	$7,325
Richard de J. Osborne	$15,000	$6,088	$21,088
Terry W. Potter	$15,000	$6,088	$21,088
David T. Riddiford	$7,500	$0	$7,500
William B. Simmons	$15,000	$6,088	$21,088
James Wood	$15,000	$6,088	$21,088
__________________
(1)
The annual retainer for 2010 was $15,000 for each Non-Employee director. Mr. Mahoney became a Director on September 9, 2010, and therefore he received a portion of one quarter of Director fees for fiscal 2010. Mr. Riddiford’s service as a Director ended on March 19, 2010, and therefore he received two full quarters of Director fees for fiscal 2010.

(2)
The amounts in column (c) represent the grant date fair value of restricted stock unit awards for financial statement reporting purposes as computed in accordance with FASB ASC Topic 718.  During fiscal 2010, awards of 2,500 restricted stock units were granted to each of the Non-Employee Directors.

Non-Employee Director Indemnification Arrangements

In addition to the protections afforded the directors of the Company with respect to indemnification under the Company’s By-laws, the Company has entered into indemnification agreements with each of its Non-Employee directors. These agreements require the Company to, among other things, indemnify each of its Non-Employee directors for any and all expenses (including attorney fees), judgments, penalties, fines and amounts paid in settlement which are actually and reasonably incurred by such individual, in connection with any threatened, pending or completed proceeding arising out of the individual’s status as a director of the Company. In addition, the agreements require the Company to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which he or she may be entitled to indemnification by the Company.

Stockholder-Board Communications

To direct stockholder communications to the Board of Directors (or to a specified individual director), stockholders may send such communication to the attention of the Chairman of the Board (or the specified individual director) at Datawatch Corporation, 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824.

AUDIT COMMITTEE REPORT

The Audit Committee of Datawatch Corporation (the “Company”) is composed of Messrs. Kelly, Potter and Simmons, with Mr. Kelly serving as Chairman. None of the members are officers or employees of the Company, and each is otherwise independent of the Company (as independence is defined by the Securities and Exchange Commission (the “SEC”) and in the listing standards of The NASDAQ Stock Market for purposes of being a member of an audit committee). In addition, the Audit Committee has at least one financial expert, Mr. Kelly, serving on the Audit Committee, as such term is defined by the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s website, www.datawatch.com and located under the “Investor Relations” and “Corporate Governance” sections of the “About Us” link.

The Audit Committee has reviewed the audited financial statements of the Company at September 30, 2009 and September 30, 2010, and for each of the previous three years ended September 30, 2010, and has discussed them with both management and Marcum LLP (for fiscal year 2010) and Deloitte & Touche LLP (for fiscal years 2008 and 2009), the Company’s independent registered public accounting firms. The Audit Committee has reviewed with Marcum LLP and Deloitte & Touche LLP, who are responsible for expressing an opinion on the conformity of the Company’s financial statements with accounting principles generally accepted in the U.S., the accountants’ judgments as to matters related to the conduct of their respective audits for the Company’s financial statements and such other matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Audit Committee has met with both Marcum LLP and Deloitte & Touche LLP, with and without management present, to discuss the results of the accountants’ audit, evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has received the written disclosures and the letters from both Marcum LLP and Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding both firms’ communications with the Audit Committee concerning independence, as currently in effect, and has discussed with both firms their independence. Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 for filing with the SEC.

Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE Thomas H. Kelly, Chairman Terry W. Potter William B. Simmons

INFORMATION CONCERNING EXECUTIVE OFFICERS

Michael A. Morrison, President, Chief Executive Officer and Director, age 48, was appointed President and Chief Executive Officer of the Company on February 11, 2011. From October 2007 until joining Datawatch, Mr. Morrison was Vice President, Financial Performance Management, at Cognos Inc., a subsidiary of IBM since January 2008.  In this role, Mr. Morrison directed all development, product management, product marketing and strategic business development activities for the FPM business unit.  From January 2007 to October 2007 Mr. Morrison was Chief Operating Officer of Applix Inc., having been vice president of worldwide field and marketing operations from 2004 until his appointment as COO.  At Applix Mr. Morrison conceptualized, built and led the company’s strategic go-to-market sales model and growth strategies, and also represented the company to Wall Street and industry analysts.  Before joining Applix in 2004, Mr. Morrison held various positions at Cognos, including vice president of enterprise planning operations, vice president of finance and administration, and corporate counsel.

Murray P. Fish, Chief Financial Officer, Vice President of Finance, Treasurer and Secretary, age 59, was appointed Chief Financial Officer, Vice President of Finance, Treasurer and Assistant Secretary on March 26, 2007. Mr. Fish was appointed Secretary on March 19, 2010. Prior to joining Datawatch, Mr. Fish served as Chief Financial Officer of Cymfony, Inc., a marketing business intelligence company owned by TNS-MI.  From 2003 until 2005, Mr. Fish was the principal consultant at M.P. Fish Associates, where he provided financial consulting services to large public and private organizations. From 1998 until 2003, Mr. Fish was the Chief Financial Officer and a Director at Network-1 Security Solutions, Inc., a Nasdaq listed software development and services company.

John H. Kitchen, III, Chief Marketing Officer, Senior Vice President and Assistant Secretary, age 56, was appointed Chief Marketing Officer & Senior Vice President effective April 1, 2007. Prior thereto, and since July 2001, Mr. Kitchen held the position of Senior Vice President of Desktop & Server Solutions. From July 2000 until July 2001, Mr. Kitchen was the Company’s Vice President of Marketing.

Harvey C. Gross, Vice President, Product Management and Development, age 61, was appointed Vice President, Product Management and Development on October 1, 2008. Mr. Gross joined the Company in February 2007. Prior to joining Datawatch, Mr. Gross was the principal consultant at HG & Associates, a content management consulting company serving a variety of companies in business, technology and the federal government, and was a principal consultant at eVisory, a leading industry consulting group. From 1996 to 2005, Mr. Gross was Chief Technology Officer at Lason, Inc., an international business process outsourcing firm.

Robert W. Clemens, Vice President, Worldwide Sales, age 54, was appointed Vice President of Worldwide Sales on January 1, 2008. Mr. Clemens served as Vice President of North American sales from April 2007 until December 2007. Prior to joining Datawatch, Mr. Clemens was the Director of Sales at Zantaz, a provider of infrastructure software. From 2005 to 2006, Mr. Clemens was Vice President, Worldwide Sales at GaleForce Solutions, a provider of financial services software.

Daniel F. Incropera, Corporate Controller & Vice President, age 46, was appointed Corporate Controller & Vice President on September 7, 2007. Mr. Incropera has served as the Company’s Controller since October 2006. From 2003 until joining the Company, Mr. Incropera served as Controller of Pennichuck Corporation, a publicly traded company that operates several water utility and real estate investment subsidiaries.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation and Stock Committee is responsible for discharging the Board’s responsibilities relating to the compensation of the Company’s officers and key employees and in this regard has the responsibility to establish a compensation policy for officers and key employees designed to (i) enhance the profitability of the Company and increase shareholder value, (ii) reward officers and key employees for their contribution to the Company’s growth and profitability, and (iii) provide competitive compensation that will attract and retain qualified officers and key employees. In addition, the Compensation and Stock Committee considers and takes action with respect to the adoption, amendment, administration and termination of compensation, welfare, benefit, pension and other plans (including the grant of options under stock option plans) related to compensation of current and former employees of the Company and designs incentive compensation plans to allow the Company to attract and retain talented personnel and align the pay of such personnel with the long-term interests of shareholders.

The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during the fiscal year ended September 30, 2010, as well as other individuals included in the Summary Compensation Table on page 16, are referred to as “named executive officers” throughout this Compensation Discussion and Analysis.

Compensation Philosophy

The Compensation and Stock Committee believes the most effective compensation package for named executive officers is one designed to reward achievement of individual and corporate objectives, provide incentives for short-term, medium-term and long-term financial and strategic goals and align the interests of management with those of the stockholders by providing incentives for improving shareholder value. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term, medium-term and long-term incentive compensation; however, a significant percentage of total compensation is allocated to performance-based incentive compensation, both in the form of cash programs and equity participation. Because there are no pre-established policies or targets, the Compensation and Stock Committee is able to evaluate the compensation package from year to year with the flexibility to configure allocations and amounts in a manner that aligns closely with shareholder interests.  The Compensation and Stock Committee has not, to date, used a third-party compensation consultant. However, third-party compensation surveys are used in setting certain elements of compensation, as discussed in the section entitled “Elements of Compensation” below.

Role of Executive Officers in Setting Compensation Decisions

Regarding most compensation matters, the President and Chief Executive Officer’s responsibility is to provide recommendations to the Compensation and Stock Committee based on an analysis of market standards and trends and an evaluation of the contribution of each executive officer to the Company’s performance. The Compensation and Stock Committee considers, but retains the right to accept, reject or modify such recommendations. Although the President and Chief Executive Officer attends portions of the meetings of the Compensation and Stock Committee, neither the President and Chief Executive Officer nor any other members of management is present during executive sessions of the Compensation and Stock Committee. Moreover, the President and Chief Executive Officer is not present when decisions with respect to his compensation are made. The Compensation and Stock Committee may, but does not currently, delegate any of its functions to others in setting compensation for the named executive officers, provided however, that management may be responsible for the implementation of certain compensation programs established by the Compensation and Stock Committee.

Elements of Compensation

Subject to variation where appropriate, the elements of compensation to named executive officers include:

•	base salary, which is determined on an annual basis;

•	annual or other time-based cash incentive compensation; and

•	long-term incentive compensation in the form of options and other awards.

Base Salary. In setting base salary for the named executive officers, the Compensation and Stock Committee considers recommendations from the President and Chief Executive Officer, which, for new hires, tend to reflect the current recruitment market and negotiations with the specific individual. For existing named executive officers, for whom base salaries are typically reviewed in October or November of each year, the recommendations are designed to recognize each named executive officer’s participation and performance in meeting corporate performance goals over the prior fiscal year, to take into consideration promotions or increased responsibilities and, to a lesser extent, to reflect market trends. With respect to the latter consideration, the Company has used compensation surveys of technology companies from $25 to $50 million in revenue prepared by Culpepper & Associates, Inc. Although the Company seeks to structure its compensation program to attract and retain key personnel, recommendations to the Compensation and Stock Committee, particularly with respect to base salary, are typically in the lower range in these compensation surveys, given the higher revenue stream of the companies surveyed as compared to the revenue history of Datawatch. This allows the Company to reduce its overall cost structure and to achieve systematic improvement in the financial performance of the business. Economic and business conditions affecting the Company are also considerations in setting base salary vis-à-vis market standards. Neither payouts under performance-based incentive compensation plans nor equity grants in any given year have had any impact as to determinations of the base salaries of the named executive officers.

Cash Incentive Compensation. On an annual basis, the Compensation and Stock Committee determines the appropriate level and mix of performance-based cash incentive compensation. In recent years, these incentives have included sales incentive plans for named executive officers charged with driving increases in sales year to year and officer bonus plans designed to motivate officers to improve certain performance metrics of the Company. Rewards are paid for achievement, such as quarterly payouts for increases in revenue under the sales incentive plans, attainment of management objectives and annual bonuses paid for improvements to net income under the officer bonus plans.

Equity Incentive Compensation. The Compensation and Stock Committee believes that equity-based participation provides the named executive officers with strong economic interest in maximizing stock price appreciation over the long term. Equity-based awards are made pursuant to the Company’s equity incentive plans. The Compensation and Stock Committee considers cost to the Company in determining the form of award and, as a result, routinely grants stock options and restricted stock units. In determining the size of an option or restricted stock unit grant to a named executive officer, both upon initial hire and on an ongoing basis, the Compensation and Stock Committee considers competitive market factors, the size of the equity incentive plan pool, cost to the Company, the level of equity held by other officers and individual contribution to corporate performance. Although there is no set target level for holding options or stock ownership, the Compensation and Stock Committee recognizes that the equity based component ensures additional focus by the named executive officers on stock price performance and enhances executive retention. Accordingly, the exercise price of stock options is tied to the fair market value of the Company’s Common Stock on the date of grant and such options typically vest quarterly over a three-year period. Restricted stock unit grants typically vest annually over a three-year period.

Datawatch does not have a program, plan or practice to select equity grant dates in connection with the public release of favorable or negative news.

Benefits. The named executive officers are entitled to participate in benefit plans which are generally available to all employees, including health, dental, life, accidental disability and dismemberment and, for each of these benefits plans, the Company makes contributions to the premiums paid to such plans. The Company does not offer any kind of deferred compensation, nor does it offer retirement benefits other than a 401(k) defined contribution plan. The Company typically does not match contributions made by executive officers and other employees to the 401(k) plan.

Severance Agreements. The Company believes that the severance agreements of certain of its executive officers are necessary to retain the executive officers by protecting them against involuntary termination of their employment or being forced out of the Company. The agreements are designed to provide income security to the executive officers and to facilitate the Company’s ability to attract and retain executives as the Company competes for talent in a marketplace in which such protections are standardized practice. For more information about the severance arrangements of our named executive officers, see the “Executive Agreements and Severance Arrangements” section of this proxy statement.

Compensation of Named Executive Officers for Fiscal 2010

Five named executive officers received base salary increases during the fiscal year ended September 30, 2010. Effective October 1, 2009, Mr. Bero’s base salary increased from $285,000 to $308,000, Mr. Clemens’ base salary increased from $180,000 to $185,000. Mr. Fish’s base salary increased from $170,000 to $193,000, Mr. Incropera’s base salary increased from $135,000 to $139,000 and Mr. Gross’ base salary increased from $150,000 to $176,000.

With respect to performance based incentive compensation, the Compensation and Stock Committee approved the 2010 Corporate Officers Compensation Plan on November 17, 2009. The 2010 Corporate Officers Compensation Plan provided that up to 15% of the Company’s net income (prior to expense related to the compensation plan) was available for bonus payments to the Company’s executive officers (with the exception of Mr. Clemens who does not participate in the plan), with the amounts, if any, paid to individual executives to be determined in the sole discretion of the Compensation and Stock Committee. Payments of bonuses to the named executive officers pursuant to the 2010 Corporate Officers Compensation Plan ultimately did represent 15% of the Company’s net income for fiscal 2010 and were distributed based on the number of months of participation in the plan and individual contribution to Company results, or for officers in positions not directly contributing to net income, satisfaction of other management objectives. Cash payments pursuant to the 2010 Corporate Officers Compensation Plan were as follows:

Named Executive Officer	Payment - 2010
Kenneth P. Bero	$33,134
Murray P. Fish	$10,000
John H. Kitchen, III	$10,000
Harvey C. Gross	$10,000
Daniel F. Incropera	$3,000

In addition to distributions under the 2010 Corporate Officers Compensation Plan, the Company made bonus payments during fiscal 2010 based on the achievement of certain quarterly management business objectives to Mr. Fish, Mr. Kitchen, Mr. Gross and Mr. Incropera during fiscal 2010. Quarterly amounts paid pursuant to these bonuses were as follows:  $6,000 for Mr. Fish and Mr. Gross, $5,000 for Mr. Kitchen and

$2,500 for Mr. Incropera. These bonus plans were approved by the Compensation and Stock Committee. All management business objectives were determined based on recommendations made by the Chief Executive Officer to the Compensation and Stock Committee and were based on each employee’s position, overall compensation and targeted performance objectives for that position. The Compensation and Stock Committee retained discretion to adjust these targets during the year, including discretion to reflect unusual or non-recurring items. The payments under these bonus plans were measured and paid on a quarterly basis.

As part of the overall compensation package for fiscal 2010, the following awards of stock options and restricted stock units were granted to the named executive officers on November 17, 2009:

Named Officer	Options Shares Granted	Restricted Stock Units Granted
Kenneth P. Bero	6,500	2,000
Robert W. Clemens	4,500	2,000
Murray P. Fish	4,500	2,000
Harvey C. Gross	4,500	2,000
Daniel F. Incropera	1,500	500
John H. Kitchen III	4,500	2,000

These grants were made primarily to bring the level of equity participation in the Company of these particular officers to an appropriate level vis-à-vis the Company’s other executive officers, to further promote the goals of increasing shareholder value and, to a lesser extent, for retention purposes.

Accounting and Tax Implications

In December 2004, the Financial Accounting Standards Board issued FASB Statement No. 123(R), Share-Based Payment (“FAS 123(R)”), (currently Accounting Standards Codification (ASC) Topic 718, Stock Compensation) (“ASC 718”), which requires all companies to treat the fair value of stock options granted to employees as an expense. As a result of this standard, effective for periods beginning after January 1, 2006, the Company has been required to record compensation expense equal to the fair value of each stock option granted. ASC 718 requirements reduce the attractiveness of granting stock options because of the additional expense associated with these grants, which have impacted and will continue to negatively impact the Company’s results of operations. The Compensation and Stock Committee has determined that stock options remain an important piece of the compensation philosophy, and to date, options continue to be considered as part of the compensation package of the named executive officers. However, the stock option component generally has been reduced since implementation of FAS 123(R).

In general, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), prevents publicly held corporations from deducting, for federal income tax purposes, compensation paid in excess of $1 million to certain executives. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation and Stock Committee has considered these requirements and it is the present intention of the committee that, so long as it is consistent with the Company’s overall compensation objectives, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

 SUMMARY COMPENSATION TABLE

Name and Principal Position (1)	Fiscal Year	Salary	Bonus		Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation		All Other Compensation		Total
(a)	(b)	(c)	(d)		(2) (e)	(3) (f)	(g)		(h)		(i)

Kenneth P. Bero	2010	$308,000			$4,700	$9,315	$33,134	(10)	$716	(17)	$355,865
Former President and CEO (4)	2009	$285,000			$3,210	$5,848	$101,766	(10)	$676	(17)	$396,500

John H. Kitchen, III	2010	$190,000			$4,700	$6,449	$30,000	(11)	$548	(17)	$231,697
CMO (5)	2009	$190,000			$2,408	$3,899	$48,178	(11)	$517	(17)	$245,002

Murray P. Fish	2010	$193,000			$4,700	$6,449	$34,000	(12)	$541	(17)	$238,690
CFO (6)	2009	$170,000			$2,408	$3,899	$90,403	(12)	$465	(17)	$267,175

Daniel F. Incropera	2010	$139,000			$1,175	$2,150	$13,000	(13)	$402	(17)	$155,727
Corporate Controller (7)	2009	$135,000			$803	$1,462	$27,856	(13)	$368	(17)	$165,489

Robert W. Clemens	2010	$185,000			$4,700	$6,449	$136,717	(15)	$530	(17)	$333,396
VP-Worldwide Sales (8)	2009	$180,000	$5,000	(14)	$2,408	$3,899	$122,998	(15)	$491	(17)	$314,796

Harvey C. Gross	2010	$174,750			$4,700	$6,449	$34,000	(16)	$491	(17)	$220,390
VP-Product Management	2009	$150,000			$2,408	$3,899	$58,301	(16)	$18,644	(18)	$233,252
and Development (9)
______________________

(1) The title presented reflects the principal position held by each named executive officer as of September 30, 2010.

(2) The amounts in column (e) represent the grant date fair value of restricted stock unit awards as computed in accordance with FASB ASC Topic 718.

(3) The amounts in column (f) represent the grant date fair value of the applicable option awards, as computed in accordance with FASB ASC Topic 718.

(4) Mr. Bero resigned as President and Chief Executive Officer of the Company on February 11, 2011.

(5) Mr. Kitchen’s term as Chief Marketing Officer and Senior Vice President commenced on April 1, 2007. He previously held the position of Senior Vice President of Desktop & Server Solutions.

(6) Mr. Fish’s term as Chief Financial Officer, Vice President of Finance and Treasurer commenced on March 26, 2007. He was appointed Secretary on March 19, 2010.

(7) Mr. Incropera’s term as Corporate Controller and Vice President commenced on September 7, 2007. He previously held the position of Controller.

(8) Mr. Clemens’ term as Vice President of Worldwide Sales commenced on January 1, 2008. He previously held the position of Vice President of North American Sales.

(9) Mr. Gross’ term as Vice President of Product Management and Development commenced on October 17, 2008.

(10) For fiscal 2010, such amount represents a payment to Mr. Bero of $33,134 pursuant to the fiscal 2010 Corporate Officers Compensation Plan.  For fiscal 2009, such amount includes payments to Mr. Bero of $101,766 pursuant to the fiscal 2009 Corporate Officers Compensation Plan.

(11) For fiscal 2010, such amount includes a payment to Mr. Kitchen of $10,000 pursuant to the fiscal 2010 Corporate Officers Compensation Plan and $20,000 for individual performance in fiscal 2010. For fiscal 2009, such amount includes payments to Mr. Kitchen of $28,178 pursuant to the fiscal 2009 Corporate Officers Compensation Plan and $20,000 for individual performance in 2009.

(12) For fiscal 2010, such amount includes a payment to Mr. Fish of $10,000 pursuant to the fiscal 2010 Corporate Officers Compensation Plan and $24,000 for individual performance in fiscal 2010.  For fiscal 2009, such amount includes a payment to Mr. Fish of $50,403 pursuant to the fiscal 2009 Corporate Officers Compensation Plan and $40,000 for individual performance in fiscal 2009.

(13) For fiscal 2010, such amount includes a payment to Mr. Incropera of $3,000 pursuant to the fiscal 2010 Corporate Officers Compensation Plan and $10,000 for individual performance in fiscal 2010.  For fiscal 2009, such amount includes a payment to Mr. Incropera of $13,856 pursuant to the fiscal 2009 Corporate Officers Compensation Plan and $14,000 for individual performance in fiscal 2009.

(14) For fiscal 2009, such amount represents a discretionary bonus approved by the Compensation and Stock Committee and distributed from the fiscal 2009 Corporate Officers Compensation Plan.

(15) For fiscal 2010, such amount represents payment to Mr. Clemens of $136,717 pursuant to his fiscal 2010 sales commission plan. For fiscal 2009, such amount represents payment to Mr. Clemens of $122,998 pursuant to his fiscal 2009 sales commission plan.

(16) For fiscal 2010, such amount includes a payment to Mr. Gross of $10,000 pursuant to the fiscal 2010 Corporate Officers Compensation Plan and $24,000 for individual performance in fiscal 2010. For fiscal 2009, such amount includes payments of $18,301 pursuant to the fiscal 2009 Corporate Officer Compensation Plan and $40,000 for individual performance in fiscal 2009.

(17) Such amounts consist solely of the payment of life insurance premiums.

(18) For fiscal 2009, such amount includes housing and relocation costs of $18,232 and payment of a life insurance premium of $412.

GRANTS OF PLAN-BASED AWARDS

Name (a)	Date of Grant (b)	All Other Stock Awards: Number of Shares of Stock or Units (#) (c)	All Other Option Awards: Number of Securities Underlying Options (#) (d)	Exercise or Base Price of Option Awards ($/Sh)(1) (e)	Grant Date Fair Value of Stock and Option Awards(2) (f)
Kenneth P. Bero	11-17-09	2,000	6,500	$2.35	$14,015
Robert W. Clemens	11-17-09	2,000	4,500	$2.35	$11,149
Murray P. Fish	11-17-09	2,000	4,500	$2.35	$11,149
Harvey C. Gross	11-17-09	2,000	4,500	$2.35	$11,149
John H. Kitchen, III	11-17-09	2,000	4,500	$2.35	$11,149
Daniel F. Incropera	11-17-09	500	1,500	$2.35	$3,325
_________________

(1)
The stock awards and option grants made to the named executive officers in fiscal 2010 are intended to qualify as restricted stock units and incentive stock options and, as such, each award or option was issued with an exercise price equal to 100% of fair market value. Pursuant to the 2006 Equity and Compensation Incentive Plan, from which all of the stock awards and options were granted, “fair market value” means the average of the high and low prices of the Company’s common stock on the NASDAQ Stock Market on the date of grant.

(2)	The amounts reflected in the “Grant Date Fair Value of Stock and Options Awards” column represent the grant date fair value of the applicable awards, as computed in accordance with FASB ASC Topic 718.

Narrative Disclosure to Grants of Plan-Based Awards Table

Restricted stock unit awards disclosed in the Grants of Plan-Based Awards Table above vest annually over a three year period, with one-third of the restricted stock units vesting on each of the first, second and third anniversaries of the grant date.  Options disclosed in the Grants of Plan-Based Awards Table above vest every quarter over a three year period beginning three months from the date of grant. Vesting of some or all options may be accelerated upon a change of control or an acquisition in accordance with the Company’s equity compensation plans.

The following table sets forth summary information regarding the outstanding equity awards at September 30, 2010 granted to each named executive officer:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Option Price ($) (d)	Option Expiration Date (e)		Number of Shares or Units of Stock that have Not Vested (4) (#) (f)	Market Value of Shares or Units of Stock that have Not Vested (4) ($) (g)
Kenneth P. Bero	15,000	0	$3.83	4/20/2016	(2)	3,334	$6,841
	10,000	0	$2.49	10/17/2013	(3)
	43,529	3,919	$5.025	10/18/2014	(3)
	2,341	211	$5.025	10/18/2014	(3)
	3,000	3,000	$1.605	2/2/2016	(3)
	1,623	4,877	$2.35	11/16/2016	(3)
Robert W. Clemens	8,332	0	$3.315	4/23/2014	(3)	3,000	$6,305
	9,174	826	$5.025	10/18/2014	(3)
	2,004	1,996	$1.605	02/02/2016	(3)
	1,125	3,375	$2.35	11/16/2016	(3)
John H. Kitchen, III	33,334	0	$1.3725	6/5/2011	(2)	3,000	$6,305
	40,000	0	$0.74	3/7/2012	(2)
	20,000	0	$1.695	7/22/2013	(2)
	14,000	0	$2.60	11/20/2013	(2)
	5,000	0	$3.22	10/26/2014	(2)
	5,000	0	$4.50	11/15/2015	(2)
	2,004	1,996	$1.605	2/2/2016	(3)
	1,125	3,375	$2.35	11/16/16	(3)
Murray P. Fish	15,000	0	$2.975	3/25/2014	(3)	3,000	$6,305
	10,000	0	$5.27	6/25/2014	(3)
	2,004	1,996	$1.605	2/4/2016	(3)
	1,125	3,375	$2.35	11/16/2016	(3)
Daniel F. Incropera	10,000	0	$2.49	10/17/2013	(3)	834	$1,712
	4,576	424	$5.025	10/18/2014	(3)
	750	750	$1.605	2/2/2016	(3)
	375	1,125	$2.35	11/16/2016	(3)
Harvey C. Gross	9,174	826	$5.025	10/18/2014	(3)	3,000	$6,305
	2,004	1,996	$1.605	02/2/2016	(3)
	1,125	3,375	$2.35	11/16/2016	(3)
____________________
(1)
Options vest every quarter over a three year period beginning three months from the date of grant. Vesting of some or all options may be accelerated upon a change of control or an acquisition in accordance with the Company’s equity compensation plans.

(2)	This option award has a ten year term. Therefore, the grant date for such award is the date ten years prior to the date shown.
(3)	This option award has a seven year term. Therefore, the grant date for such award is the date seven years prior to the date shown.
(4)	Restricted stock unit awards vest annually over a three year period beginning one year from the date of grant.

Executive Agreements and Severance Arrangements

The Board of Directors has approved severance agreements by the Company with each of Messrs. Morrison, Kitchen, Fish, and Incropera. Each executive severance agreement provides that in the event the Company terminates the officer’s employment for reasons other than for “Cause” or the officer elects to terminate his employment with the Company for “Good Reason,” such officer is entitled to severance payments equal to his then current monthly base salary, payable on a monthly basis for twelve months following his termination date for Mr. Morrison and for six months following his termination date for each of Messrs. Kitchen, Fish, and Incropera. “Cause” is defined in the executive severance agreements as (i) the willful and continuing failure or refusal to render services in accordance with his obligations, (ii) gross negligence, dishonesty, or breach of fiduciary duty, (iii) fraud, embezzlement or substantial disregard of the rules or policies of the Company, (iv) acts which would tend to generate significant adverse publicity toward the Company, (v) the commission of a felony, or (vi) breach of the terms of the Proprietary Information and Inventions Agreement between the Company and the officer. “Good Reason” is defined in the executive agreements as including a material diminution in the nature or scope of such officer’s responsibilities, duties or authority. As a condition to the receipt by an officer of any payment or benefit under an executive severance agreement, the officer must first execute a valid, binding and irrevocable general release in favor of the Company and in a form reasonably acceptable to the Company, and must be in compliance with the terms of the officer’s Proprietary Information, Inventions and Non-Competition Agreement with the Company.  The executive severance agreements for Mr. Morrison, Mr. Kitchen, Mr. Fish and Mr. Incropera were entered into on March 4, 2011, April 25, 2002, March 26, 2007 and February 1, 2007, respectively.

Each stock option agreement pursuant to which each named executive officer holds the unexercised stock options disclosed herein provides that all such unvested options shall accelerate and become fully vested and exercisable upon a change in control of the Company.

COMPENSATION COMMITTEE REPORT

The Company’s Compensation and Stock Committee currently consists of Messrs. Kelly, Potter, Simmons and Wood, with Mr. Wood serving as Chairman. The Compensation and Stock Committee has reviewed and discussed the Compensation Discussion and Analysis above with the Company’s management and, based on this review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation and Stock Committee of the Board of Directors:

James Wood, Chairman Thomas H. Kelly Terry W. Potter William B. Simmons

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the Compensation and Stock Committee was, during the fiscal year ended September 30, 2010, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Company served as a member of the compensation committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a member of the Compensation and Stock Committee of the Company.

Equity Compensation Plan Information at Fiscal Year End

The following table provides information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of September 30, 2010, including the 1996 Stock Plan, the 1996 International Employee Non-Qualified Stock Option Plan (the “International Plan”) and the Company’s 2006 Equity and Compensation Incentive Plan (the “2006 Stock Plan”). The 1996 Stock Plan and the 2006 Stock Plan have previously been approved by the Company’s stockholders. The International Plan, which has not been approved by the Company’s stockholders, provided for the grant of non-qualified stock options to employees or consultants of any of the Company’s foreign subsidiaries and is described in further detail under the table below. The International Plan was terminated on October 4, 2006 and no further grants may be made under it. The 1996 Stock Plan was terminated on December 9, 2006 and no further grants may be made under it.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights(3)	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	588,522	(1)	$2.89	275,668

Equity compensation plans not approved by security holders	2,329	(2)	$2.27	-0-

Total	590,851		$2.88	275,668
_____________________

(1)	Of these shares, 286,172 were granted under the 2006 Stock Plan and 302,350 were granted under the 1996 Stock Plan. 275,668 shares remain available for grant under the 2006 Stock Plan.

(2)	Of these shares, all 2,329 shares were granted under the International Plan.

(3)	Weighted average exercise prices do not include restricted stock units as these do not contain exercise prices.

Description of the Company’s International Plan

The Company’s International Plan was adopted by the Board of Directors of the Company in October 1996 but was not approved by the Company’s stockholders. The International Plan provided incentives in the form of non-qualified stock options (“NQSOs”) to employees and consultants of subsidiaries of the Company incorporated outside of the United States, that were not officers or directors of the Company. A maximum of 88,888 shares of Common Stock were originally reserved for issuance under the International Plan upon the exercise of NQSOs. All NQSOs outstanding as of March 4, 2011 are still exercisable according to their terms. The International Plan was administered by the Compensation and Stock Committee, which, subject to the terms of the International Plan, had the authority to determine the persons to whom NQSOs are granted, the exercise price per share and other terms, provisions and restrictions governing such NQSOs. The exercise price per share of NQSOs granted cannot be less than the minimum legal consideration required under the laws of the State of Delaware or the laws of any jurisdiction in which the Company may be organized. Each NQSO expires as of the date specified by the Compensation and Stock Committee, but not more than ten years from the date of grant.

Each NQSO granted under the International Plan either became fully exercisable at the time of grant or became exercisable in such instalments as the Compensation and Stock Committee specified. Each NQSO may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. Subject to certain restrictions, the Compensation and Stock Committee has the right to accelerate the date that any instalment of any NQSO becomes exercisable. Payment of the exercise price of an NQSO granted under the International Plan may be made in cash or by check or, if authorized by the Compensation and Stock Committee, (i) by tendering shares of Common Stock of the Company having a fair market value equal as of the date of the exercise to the cash exercise price of the NQSO, (ii) by delivery of a personal recourse, interest bearing note, (iii) through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the NQSO and an authorization to the broker or selling agent to pay that amount to the Company or (iv) by any combination of the above.

If a NQSO optionee under the International Plan ceases to be employed by the Company other than by reason of death or disability, no further instalments of his or her NQSOs will become exercisable, and vested NQSOs shall generally terminate after the passage of three months from the date of termination of employment (but no later than their specified expiration dates). If an optionee ceases to be employed by the Company by reason of disability, or if an optionee dies, any NQSO held by the optionee may be exercised, to the extent exercisable on the date of disability or death, by the optionee or the optionee’s estate, personal representative or beneficiary, at any time within 180 days from the date of the optionee’s disability or death (but not later than the specified expiration date of the NQSO). NQSO holders under the International Plan are protected against dilution in the event of a stock dividend, stock split, consolidation, merger, recapitalization, reorganization or similar transaction.

PROPOSAL II

APPROVAL OF THE ADOPTION OF THE COMPANY’S
2011 EQUITY AND COMPENSATION INCENTIVE PLAN

In March 2011, subject to approval by the Company’s stockholders, the Board of Directors adopted the Company’s 2011 Equity Compensation and Incentive Plan (the “2011 Plan”) to replace the Company’s 2006 Equity Compensation and Incentive Plan (the “2006 Plan”).

The Company believes that it has a strong business model and that it will achieve improved financial operations and results in future years.  In order to achieve this future success, the Company will need to attract, retain and motivate key personnel and potential hires.  The Board believes that equity-based compensation will continue to be essential to permit the Company to successfully continue the pursuit of these objectives.  Accordingly, the Board has proposed the 2011 Plan to permit the continued issuance by the Company of equity-based compensation.

The principal features of the 2011 Plan include:

•
Limit on Shares Authorized:  The 2011 Plan authorizes the grant of 600,000 shares, plus (i) the number of shares remaining available for grant under the 2006 Plan as of the date of the 2011 Plan’s adoption, (ii) the number of shares that would have become available for issuance under the 2006 Plan following the adoption of the 2011 Plan due to the expiration, termination, surrender or forfeiture of an award under the 2006 Plan, and (iii) any shares issued in substitution for stock and stock-based awards issued by an entity in connection with a merger or consolidation of such entity with the Company or the acquisition by the Company of property or stock of such entity.

•	No Discount Stock Options: The 2011 Plan prohibits the grant of a stock option with an exercise price less than the fair market value of the Company’s stock on the date of grant.

•	No Repricing of Stock Options: The 2011 Plan prohibits the repricing of stock options without stockholder approval.

•
Independent Committee Administration: The 2011 Plan will be administered by a committee of the Board whose members satisfy the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and other applicable rules and regulations.

•	Material Amendments to the Plan Require Stockholder Approval: The 2011 Plan provides that a material amendment to the Plan will not be effective unless approved by the Company’s stockholders.

Description of the 2011 Equity Compensation and Incentive Plan

The following description of the 2011 Plan is a summary only.  The Company strongly recommends that you read the complete text of the 2011 Plan, which is attached as Appendix A hereto.

The purpose of the 2011 Plan is to provide stock options and other equity ownership opportunities in the Company (each, an “Award”) to employees, officers, directors, consultants and advisors of the Company and its subsidiaries, all of whom are eligible to receive Awards under the 2011 Plan.  Any person to whom an Award is granted will be called a “Participant.”

Administration.

The 2011 Plan is administered by a committee (the “Committee”) composed solely of members of the Company’s board of directors that are “independent” under applicable rules and regulations.  The Company’s Compensation and Stock Committee will be used to administer the 2011 Plan.  The Committee has the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the 2011 Plan and to interpret and correct the provisions of the 2011 Plan and any Award.  The 2011 Plan also provides that authority to grant Awards to employees may be delegated to one or more officers of the Company.

Exercise Price.

The Committee shall establish the exercise price of options (or determine the method by which the exercise price shall be determined) at the time each option is granted, provided that the minimum exercise price for an option will not be less than 100% (110% for an incentive stock option granted to a 10% or more stockholder) of the fair market value of the Common Stock on the date of grant.  The exercise price, if applicable, of other stock-based Awards shall be set by the Committee.

Authorized Shares.

The number of shares (the “Authorized Shares”) of Common Stock that may be delivered in satisfaction of Awards granted under the 2011 Plan is 600,000 shares of Common Stock plus (i) the number of shares remaining available for grant under the 2006 Plan as of the date of the 2011 Plan’s adoption by the stockholders of the Company, (ii) the number of shares that would have become available for issuance under the 2006 Plan following the adoption of the 2011 Plan due to the expiration, termination, surrender or forfeiture of an award under the 2006 Plan, and (iii) any shares issued in substitution for stock and stock-based awards issued by an entity in connection with a merger or consolidation of such entity with the Company or the acquisition by the Company of property or stock of such entity.  As of March 17, 2011, there are 141,170 shares of Common Stock that remain available for grant pursuant to the 2006 Plan.  If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued shares covered by such Award shall again be available for the grant of Awards under the 2011 Plan.

Eligibility.

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 2011 Plan.  Under present law, however, incentive stock options within the meaning of Section 422 of the Code may only be granted to employees of the Company and parents or subsidiaries of the Company.  The maximum number of shares with respect to which Awards may be granted to any participant under the 2011 Plan may not exceed 150,000 in any fiscal year, other than Awards made to a new hire.

Exercise of Options.

The Committee may determine the vesting schedule or the time at which an option will become exercisable.  Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable, by delivery of a properly signed written notice of exercise to the Company at its principal office address or to such transfer agent as the Company shall designate, or by notification of the Company-designated third party commercial provider.  The Committee has the right to accelerate the date of exercise of any installment of any option despite the fact that such acceleration may disqualify all or part of any option as an incentive stock option.

Types of Awards.

Awards under the 2011 Plan may be in the form of incentive stock options, non-qualified stock options, restricted stock, restricted stock units, and any other equity-based interests as the Committee shall determine, or any combination thereof.

Stock Options.

Stock options represent the right to purchase shares of Common Stock within a specified period of time at a specified price.  As detailed above, the exercise price for options will be not less than 100% (110% for an incentive stock option granted to a 10% or more stockholder) of the fair market value of Common Stock on the date of grant.  The aggregate fair market value, determined on the date the option is granted, of the stock for which any person may be granted incentive stock options which become exercisable for the first time by such person in any calendar year cannot exceed the sum of $100,000 (determined on the date such option is granted).  No incentive stock option will be granted to a person who is not an “employee” as defined in the applicable provisions of the Internal Revenue Code of 1986, as amended, (the “Code”), and regulations issued thereunder.  Options shall expire in seven years after the date of grant.  No stock options can be granted under the 2011 Plan after April 25, 2021, but options granted before that date may be exercised thereafter.

Payment for the exercise of options under the 2011 Plan may be made by one or any combination of the following forms of payment:

•	by cash or by check payable to the order of the Company;

•	at the discretion of the Committee through delivery of shares of Common Stock having fair market value equal as of the date of exercise to the cash exercise price of the Option; or

•	at the discretion of the Committee, by delivery of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option by the optionee’s broker or selling agent.

Restricted Stock and Restricted Stock Units.

Restricted stock is Common Stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions.  Restricted stock units represent the right to receive shares of Common Stock in the future, with the right to future delivery of the shares subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions.  The Committee may determine the vesting schedule or the time at which the restrictions on restricted stock or restricted stock units will lapse.  Subject to any restrictions applicable to the award, a participant holding restricted stock, whether vested or unvested, will be entitled to enjoy all rights of a stockholder with respect to such restricted stock, including the right to receive dividends and to vote the shares.

Other Awards.

The 2011 Plan provides the flexibility to grant other forms of Awards based upon the Common Stock, having the terms and conditions established at the time of grant by the Committee.  The Committee may determine the vesting schedule or the time at which other awards will become exercisable.

Eligibility Under Section 162(m).

In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers.  This deduction limitation, however, does not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.  The regulations under Section 162(m) of the Code contain a “safe harbor” that treats stock options granted at fair market value as qualified performance-based compensation (assuming certain other requirements are satisfied).  The 2011 Plan contains provisions intended to enable the Company also to grant other equity awards that constitute “qualified performance-based compensation” under Section 162(m), including categories of performance goals on which the Company may base an executive's performance-based incentive compensation.

Transferability.

Except as the Committee may otherwise determine or provide in an Award, Awards may be transferred only by will or by the laws of descent and distribution; provided, however, that Nonstatutory Stock Options may be transferred pursuant to a qualified domestic relations order or to a grantor-retained annuity trust or a similar estate-planning vehicle under which the trust is bound by all provisions of the option which are applicable to the holder thereof.

Adjustment.

In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, the following shall be equitably adjusted:

•	the number and class of securities available for Awards under the 2011 Plan and the per-participant share limit;

•	the number and class of securities, vesting schedule and exercise price per share subject to each outstanding option;

•	the repurchase price per security subject to repurchase; and

•
the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

Treatment upon Acquisition.

Unless otherwise expressly provided in the applicable Award, upon the occurrence of an acquisition of Datawatch, appropriate provision is to be made for the continuation or the assumption by the surviving or acquiring entity of all Awards.  In addition to or in lieu of the foregoing, the Committee may provide that one or more Awards granted under the 2011 Plan must be exercised by a certain date or shall be terminated, or that any such Awards shall be terminated in exchange for a cash payment.

Effect of Termination, Disability or Death.

The Committee determines the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, the participant, or the participant’s legal representative, conservator, guardian or designated beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to incentive stock options.

Amendment of Awards.

The Committee may, without stockholder approval, amend, modify or terminate any outstanding Award, provided that, the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant, provided, further, that previously-issued options may not be amended without stockholder approval to reduce the price at which such previously issued options are exercisable or to extend the period of time for which a previously-issued option shall be exercisable beyond the original expiration date of such option.

Termination of 2011 Plan; Amendments.

Awards may be granted under the 2011 Plan at any time prior to April 25, 2021.  The Committee may amend, suspend or terminate the 2011 Plan or any portion thereof at any time, provided, however, that any material amendment to the 2011 Plan will not be effective unless approved by the Company’s stockholders.

Federal Income Tax Consequences

Incentive Stock Options.

The following general rules are applicable under current United States federal income tax law to incentive stock options (“ISOs”) granted under the Company’s 2011 Plan.

1.  In general, no taxable income results to the optionee upon the grant of an ISO or upon the exercise of the ISO, and no corresponding federal tax deduction is allowed to the Company upon either grant or exercise of an ISO.

2.  If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term capital gain or loss to the optionee.

3.  If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4.  In any year that an optionee recognizes ordinary income as the result of a Disqualifying Disposition, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.

5.  Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain to the optionee.

6.  Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds one year.

7.  An optionee may be entitled to exercise an ISO by delivering shares of the Company’s Common Stock to the Company in payment of the exercise price, if so provided by the Committee.  If an optionee exercises an ISO in such fashion, special rules will apply.

8.  In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules.  The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to “alternative minimum taxable income” reduced by a statutory exemption.  In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income.  A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax.  A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

9.  Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Nonstatutory Stock Options.

The following general rules are applicable under current federal income tax law to options that do not qualify as ISOs (“Nonstatutory Stock Options”) granted under the Company’s 2011 Plan:

1.  The optionee generally does not realize any taxable income upon the grant of a Nonstatutory Stock Option, and the Company is not allowed a federal income tax deduction by reason of such grant.

2.  The optionee generally will recognize ordinary income at the time of exercise of a Nonstatutory Stock Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

3.  When the optionee sells the shares acquired pursuant to a Nonstatutory Stock Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income).  If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

4.  The Company generally should be entitled to a corresponding tax deduction for federal income tax purposes when the optionee recognizes ordinary income.

5.  An optionee may be entitled to exercise a Nonstatutory Stock Option by delivering shares of the Company’s Common Stock to the Company in payment of the exercise price, if so provided by the Committee.  If an optionee exercises a Nonstatutory Stock Option in such fashion, special rules will apply.

6.  Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Awards and Purchases.

The following general rules are applicable under current federal income tax law to awards of restricted stock, restricted stock units or the granting of opportunities to make direct stock purchases under the Company’s 2011 Plan:

1.  The recipient of restricted stock will not recognize taxable income at the time of a grant of shares of restricted stock, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Internal Revenue Code (“Code”) to be taxed at that time.  If that election is made, the participant will recognize compensation taxable as ordinary income at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares.  If such election is not made, the participant will recognize compensation taxable as ordinary income at the time the restrictions lapse, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares.  The Company will generally be entitled to a corresponding deduction at the time the ordinary income is recognized by the recipient, except to the extent that the deduction limits of Section 162(m) of the Code apply.

In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made, and prior to the time the restrictions lapse, will recognize compensation taxable as ordinary income rather than dividend income.  The Company will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

2.  The recipient of restricted stock units will not recognize taxable income at the time of a grant of a restricted stock unit, and the Company will not be entitled to a tax deduction at that time.  The recipient will recognize compensation taxable as ordinary income, however, at the time of the settlement of the award, equal to the fair market value of any shares delivered and the amount of cash paid.  The Company will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

3.  The recipient of unrestricted stock, and of restricted stock subject only to restrictions on transferability, will recognize compensation taxable as ordinary income at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares.  The Company will generally be entitled to a corresponding deduction at that time, except to the extent that the deduction limits of Section 162(m) apply.

Other Tax Considerations.

A participant who receives accelerated vesting, exercise or payment of awards contingent upon or in connection with a change of control may be deemed to have received an “excess parachute payment” under Section 280G of the Code.  In such event, the participant may be subject to a 20% excise tax and the Company may be denied a tax deduction for such payments.

It is the intention of the Company that awards will comply with Section 409A of the Code regarding nonqualified deferred compensation arrangements or will satisfy the conditions of applicable exemptions.  However, if an award is subject to and fails to comply with the requirements of Section 409A, the participant may recognize ordinary income on the amounts deferred under the award, to the extent vested, prior to the time when the compensation is received.  In addition, Section 409A imposes a 20% penalty tax, as well as interest, on the participant with respect to such amounts.

The foregoing general tax discussion is intended for the information of the Company’s shareholders considering how to vote with respect to this proposal, and not as tax guidance to participants in the 2011 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” APPROVAL OF THE ADOPTION OF THE
2011 EQUITY COMPENSATION AND INCENTIVE PLAN

PROPOSAL III

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm for Fiscal Year 2011

Marcum LLP currently serves as the Company’s independent registered public accounting firm.  The Board of Directors is seeking ratification of the Audit Committee’s selection of Marcum LLP to continue to serve as the registered public accounting firm for the fiscal year ending September 30, 2011.

The Board of Directors has put the ratification of the selection of Marcum LLP before the stockholders because the Board believes that seeking stockholder ratification of the selection of the independent registered public accounting firm is good corporate practice.  If the appointment of Marcum LLP is not ratified, the Audit Committee will first review the basis for the stockholder vote and the Company’s relationship with Marcum LLP and will then take such action as it deems necessary.

Representatives of Marcum LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Independent Registered Public Accounting Firms and Fees for Fiscal Years 2010 and 2009

UHY LLP was engaged to serve as the Company’s independent registered public accounting firm on January 7, 2010 for the fiscal year ending September 30, 2010. Effective April 16, 2010, upon the acquisition by Marcum LLP of the New England practice of UHY LLP, Marcum LLP was engaged to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010.  Deloitte & Touche LLP served as the Company’s independent registered public accounting firm from the Company’s inception through January 7, 2010.

The fees billed for services provided to us for the 2010 and 2009 fiscal years by Marcum LLP, UHY LLP and Deloitte & Touche LLP were as set forth below.

	2009	2010(3)
Audit Fees(1):	$401,604	$160,061
Tax Fees (2):	13,396	—
Total	$415,000	$160,061
____________________
(1)
Audit Fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as services related to statutory audits, comfort letters, consents and assistance with and reviews of quarterly financial statements and other documents filed with the Securities and Exchange Commission.

(2)
Tax Fees consisted of fees related to tax compliance, tax planning and tax advice. This includes preparation of tax returns for the Company, refund claims, payment planning, taxpayer registration and tax audit assistance.

(3)
Includes (a) fees billed by UHY LLP for fiscal 2010 as follows: audit fees of $25,239 and tax fees of $0; and (b) fees billed by Marcum LLP for fiscal 2010 as follows: audit fees of $134,822 and tax fees of $0.  In addition to the fees listed above, fees billed by H.W. Fisher & Company for the statutory audit of the Company's UK subsidiaries for 2010 were approximately $38,000.

All services rendered by Marcum LLP, UHY LLP and H.W. Fisher & Company for fiscal year 2010 were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee. All services rendered by Deloitte & Touche LLP in fiscal year 2009 were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee.

Change in Independent Registered Public Accounting Firm

On January 7, 2010, the Company dismissed Deloitte & Touche LLP as its independent registered public accounting firm. The dismissal of Deloitte & Touche LLP was approved by the Company’s Audit Committee. The reports of Deloitte & Touche LLP on the Company’s financial statements as of and for the fiscal years ended September 30, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the Company’s fiscal years ended September 30, 2009 and 2008 and through January 7, 2010 there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the financial statements for such years. During the Company’s fiscal years ended September 30, 2009 and 2008 and through January 7, 2010 there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.  A copy of a letter from Deloitte & Touche stating whether or not it agreed with the above statements, dated January 8, 2010, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2010 (File No. 000-19960), and is incorporated by reference herein.

On January 7, 2010, the Company’s Audit Committee engaged UHY LLP as its new independent registered public accounting firm to audit the Company’s financial statements for the Company’s fiscal year ending September 30, 2010. The decision to engage UHY LLP as the Company’s independent registered public accounting firm was the result of a competitive selection process.  On April 16, 2010, the Company’s Audit Committee engaged Marcum LLP as its new independent registered public accounting firm to audit the Company’s financial statements for the Company’s fiscal year ending September 30, 2010 after Marcum LLP acquired the New England practice of UHY LLP.  Prior to the engagements of UHY LLP and Marcum LLP, neither the Company nor anyone on behalf of the Company consulted with UHY LLP or Marcum LLP during the Company’s fiscal years ended September 30, 2009 and 2008 and through January 7, 2010 or April 16, 2010, respectively, in any manner regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with the requirements of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee will approve the specific terms of engagement once an independent registered public accounting firm has been selected, which will provide for the provision of specific services. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval by the Audit Committee or by one or more of its members before engaging the independent registered public accounting firm.

STOCK PERFORMANCE GRAPH

The following graph compares the yearly change in the cumulative total stockholder return on the Company’s Common Stock during the period from September 30, 2005 through September 30, 2010, with the cumulative total return on (i) an SIC Index that includes all organizations in the Company’s Standard Industrial Classification (SIC) Code 7372-Prepackaged Software (the “SIC Code Index”) and (ii) the Media General Market Weighted Nasdaq Index Return (the “Nasdaq Market Index”). The comparison assumes that $100 was invested on October 1, 2005 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

	Period Ending
Company/Market/Peer Group	9/30/2005	9/30/2006	9/30/2007	9/30/2008	9/30/2009	9/30/2010
Datawatch Corporation	$100.00	$72.91	$126.74	$50.13	$67.22	$82.60
NASDAQ Market Index	$100.00	$105.94	$119.07	$92.89	$95.23	$107.24
Prepackaged Software	$100.00	$109.43	$125.84	$109.17	$110.18	$124.30
________________
The stock price performance shown on the graph and in the table above is not necessarily indicative of future price performance. Information used in the graph and table was obtained from Morningstar, Inc., a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings made under the Securities Act or the Exchange Act, that might incorporate by reference this proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, the Charters of the Audit, Compensation and Stock, Nominating and Corporate Governance Committees, reference to the independence of the Audit Committee members and of other Board members and the preceding Stock Performance Graph are not “soliciting material” and are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those such prior filings or into any future filings made by the Company under those statutes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Datawatch’s directors, executive officers and holders of more than 10% of the Company’s common stock, referred to herein as Reporting Persons, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s common stock. Such persons are required by regulations of the Securities and Exchange Commission to furnish us with copies of all such filings. Based on the Company’s review of the copies of such filings received by us with respect to the fiscal year ended September 30, 2010, and written representations from certain of the Company’s directors and executive officers, we believe that all Reporting Persons complied with all Section 16(a) filing requirements for the fiscal year ended September 30, 2010.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received at the Company’s principal executive offices not later than close of business on November 18, 2011. The deadline for providing timely notice to the Company of matters that stockholders otherwise desire to introduce at the next annual meeting of stockholders of the Company is December 14, 2011. For any proposal that is not submitted for inclusion in the proxy statement for the fiscal year ended September 30, 2011 but is instead sought to be presented directly at the next annual meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on December 14, 2011, and advises stockholders in the next proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on December 14, 2011. Notices of intention to present proposals at the next annual meeting should be addressed to: Chief Executive Officer, Datawatch Corporation, 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail - Return Receipt Requested.

CODE OF ETHICS AND BUSINESS CONDUCT POLICY

The Board of Directors adopted a Code of Ethics and Business Conduct Policy on January 23, 2004 applicable to all employees and directors of the Company. The Code of Ethics and Business Conduct Policy is posted on the Company’s website, www.datawatch.com and located under the “About Us” tab and the “Investor Relations” and “Corporate Governance” links. Any amendments to or waivers of the Code of Ethics and Business Conduct Policy that apply to the Company’s principal executive officer, principal financial officer or principal accounting officer and that relates to any element of the definition of the term “code of ethics,” as that term is defined by the Securities and Exchange Commission, will be posted on Datawatch’s website at the address above.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company or by certain outside proxy solicitation services may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In some cases, only one copy of the proxy statement and the annual report is being delivered to multiple stockholders sharing an address. However, this delivery method, called “householding,” is not being used if the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the annual report to a stockholder at a shared address to which a single copy of the documents were delivered. To request a separate delivery of these materials now or in the future, a stockholder may submit a written request either to Investor Relations, Datawatch Corporation, 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824 or to investor@datawatch.com or an oral request by calling the Company’s Investor Relations group at (978) 441-2200, ext. 8323. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of the proxy statement and annual report and who would prefer to receive a single copy of such materials may instruct the Company accordingly by directing that request to the Company in the manner provided above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 26, 2011

This proxy statement and the Company’s 2010 Annual Report are available online at https://materials.proxyvote.com/237917.

OTHER BUSINESS

The Board of Directors knows of no business that will be presented for consideration at the meeting other than those items stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

Appendix A

DATAWATCH CORPORATION

2011 EQUITY COMPENSATION AND INCENTIVE PLAN

1.	Purpose and Eligibility.

The purpose of this 2011 Equity Compensation and Incentive Plan (the “Plan”) of Datawatch Corporation (the “Company”) is to provide equity ownership opportunities in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant”. Additional definitions are contained in Section 10.

2.	Administration.

 a.           Administration by Committee of Independent Members of the Board of Directors. The Plan will be administered by a committee (the “Committee”) composed solely of members of the Board of Directors of the Company that are “independent”, as defined pursuant to applicable rules and regulations; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder. The Committee, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Committee shall be final and binding on all interested persons. Neither the Company nor any member of the Committee shall be liable for any action or determination relating to the Plan.

b.           Delegation to Executive Officers. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Committee may determine; provided, however, that the Committee shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officer or officers. The Committee may, by a resolution adopted by the Committee, authorize one or more officers of the Company to do one or both of the following: (i) designate employees of the Company or of any of its subsidiaries to be recipients of Awards created by the Company and (ii) determine the number of such Awards to be received by such employees; provided, however, that the resolution so authorizing such officer or officers shall specify the maximum number of Awards such officer or officers may so award. The Committee may not authorize an officer to designate himself or herself as a recipient of any such Awards and the Committee may not authorize an officer to grant Awards to other executive officers of the Company.

3.	Stock Available for Awards.

 a.           Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares (the “Authorized Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”) that may be issued pursuant to the Plan shall be (i) 600,000 shares of Common Stock, plus (ii) the number of shares of Common Stock remaining available for grant under the Company’s 2006 Equity Compensation and Incentive Plan (the “2006 Plan”) as of the date of this Plan’s adoption by the stockholders of the Company, plus (iii) the number of shares of Common Stock that would have become available for issuance under the 2006 Plan following the adoption of this Plan due to the expiration, termination, surrender or forfeiture of an award under the 2006 Plan, plus (iv) any shares issued in substitution for stock and stock-based awards issued by an entity in connection with a merger or consolidation of such entity with the Company or the acquisition by the Company of property or stock of such entity. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b.           Per-Participant Limit. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than 150,000 shares of Common Stock, other than Awards granted in connection with a Person assuming status as a Participant.

c.           Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan, including Restricted Stock, Restricted Stock Units, and Awards issued pursuant to Section 7 hereof, and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option (as defined below), (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 9(e)(i) applies for any event, this Section 3(c) shall not be applicable.

d.           Fractional Shares. No fractional shares shall be issued under the Plan and the Participant shall receive from the Company cash in lieu of such fractional shares.

4.	Stock Options.

a.           General. The Committee may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

b.           Incentive Stock Options. An Option that the Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Committee and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option.”

c.           Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (as defined below) of more than $100,000 (determined as of the respective date or dates of grant) or such other limit as may be imposed by Section 422 of the Code or other applicable regulation. To the extent that any such Incentive Stock Options exceed the $100,000 limitation or such other limitation, such Options shall be Nonstatutory Stock Options.

d.           Exercise Price. The Committee shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable option agreement, provided, that the exercise price per share specified in the agreement relating to each Option granted under the Plan shall not be less than the Fair Market Value per share of Common Stock on the date of such grant. In the case of an Incentive Stock Option to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the price per share specified in the agreement relating to such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this subsection, the rules of Section 424(d) of the Code shall apply. Subject to Section 3(c), an Option may not be amended subsequent to its issuance to reduce the price at which it is exercisable or exchanged for an Option at a lower exercise price unless such amendment or exchange is approved by the Company’s stockholders.  An outstanding Option may not be surrendered in exchange for a cash payment at any time when the exercise price per share of such Option is greater than the then current Fair Market Value per share of the Common Stock.

e.           Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable option agreement; provided, that no Option shall be exercisable for a period of time greater than seven (7) years from the date of grant of such Option; provided, further, that Incentive Stock Options granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall be exercisable for a maximum of five (5) years from the date of grant of such option. For purposes of determining stock ownership under this subsection, the rules of Section 424(d) of the Code shall apply.

f.           Vesting of Options. Subject to Section 9(e) and Section 9(i), the Committee may determine the time or times at which, or conditions under which, (i) an Option will become exercisable; (ii) an Option will vest; or (iii) the restrictions to which an Option is subject will lapse.

g.           Exercise of Option. Options may be exercised only by delivery to the Company at its principal office address or to such transfer agent as the Company shall designate of a written notice of exercise specifying the number of shares as to which such Option is being exercised, signed by the proper person, or, by notification of a Company-designated third party commercial provider (the “Third Party Commercial Provider”), in accordance with the procedures approved by the Company and to which the holder of the Option shall have ongoing access by means of accessing such person’s account maintained with the Third Party Commercial Provider, together with payment in full as specified in Section 4(h) for the number of shares for which the Option is exercised.

h.           Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

(i)	in United States dollars in cash or by check or by fund transfer from the Option holder’s account maintained with the Third Party Commercial Provider;

(ii)	at the discretion of the Committee, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option;

(iii)
at the discretion of the Committee and consistent with applicable law, through the delivery (including by attestation) of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant’s direction at the time of exercise;

(iv)	at the discretion of the Committee, by any combination of (i), (ii), or (iii) above.

 If the Committee exercises its discretion to permit payment of the exercise price of an Incentive Stock Option by means of the methods set forth in clauses (ii), (iii) or (iv) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the Incentive Stock Option in question.

i.           Notice to Company of Disqualifying Disposition. By accepting an Incentive Stock Option granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a disqualifying disposition of any stock acquired pursuant to the exercise of Incentive Stock Options granted under the Plan. A “disqualifying disposition” is generally any disposition occurring on or before the later of (a) the date two years following the date the Incentive Stock Option was granted or (b) the date one year following the date the Incentive Stock Option was exercised.

j.           Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

k.           Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

5.	Restricted Stock.

a.           Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Award (each, a “Restricted Stock Award”).

b.           Terms and Conditions. A Participant that is the holder of a Restricted Stock Award, whether vested or unvested, shall be entitled to enjoy all stockholder rights with respect to the shares of Common Stock underlying such Restricted Stock Award, including the right to receive dividends and vote such shares. Subject to Section 5(c) hereof, the Committee shall determine all other terms and conditions of any such Restricted Stock Award, including without limitation whether the shares of Common Stock underlying a Restricted Stock Award are represented by a stock certificate or are registered in electronic or book entry form without the issuance of a stock certificate.  Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

c.           Vesting of Restricted Stock. Subject to Section 9(e) and Section 9(i), the Committee may determine the time or times at which, or conditions under which, (i) the Restricted Stock will become exercisable; (ii) the Restricted Stock will vest; or (ii) the restrictions to which the Restricted Stock is subject will lapse.

6.	Restricted Stock Unit.

a.           Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock in the future, with the future delivery of the Common Stock subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of one or more specified conditions (each, a “Restricted Stock Unit”).

b.           Terms and Conditions. Subject to Section 6(c) hereof, the Committee shall determine the terms and conditions of any such Restricted Stock Unit. A Participant may not vote the shares represented by a Restricted Stock Unit, but a Restricted Stock Unit may provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to Common Stock subject to the Award (both before and after such Common Stock is earned or vested), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Common Stock, as determined by the Committee. Any such settlements, any such crediting of dividends or dividend equivalents or reinvestment in shares of Common Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Common Stock equivalents.

c.           Vesting of Restricted Stock Unit. Subject to Section 9(e) and Section 9(i), the Committee may determine the time or times at which, or conditions under which, (i) the Restricted Stock Unit will become exercisable; (ii) the Restricted Stock Unit will vest; or (ii) the restrictions to which the Restricted Stock Unit is subject will lapse.

7.	Other Stock-Based Awards.

 The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

8.	General Provisions Applicable to Awards.

a.           General.  Subject to the terms of the Plan, the Committee shall have the authority to establish and administer performance-based grant, exercise, and/or vesting conditions and Performance Goals (as defined in Section 8(b) below) with respect to such Awards as it considers appropriate, which Performance Goals must be satisfied, as determined by the Committee, before the Participant receives or retains an Award or before the Award becomes exercisable or nonforfeitable, as the case may be.  Where such Awards are granted to any person who is a “covered employee” within the meaning of Section 162(m) of the Code (“Section 162(m)”), the Committee (which in such case shall consist solely of those Committee members that are “outside directors” as defined by Section 162(m)) may designate the Awards as subject to the requirements of Section 162(m), in which case the provisions of the Awards are intended to conform with all provisions of Section 162(m) to the extent necessary to allow the Company to claim a Federal income tax deduction for the Awards as “qualified performance based compensation.”  However, the Committee retains the sole discretion to grant Awards that do not so qualify and to determine the terms and conditions of such Awards including any performance-based vesting conditions that shall apply to such Awards.  Prior to the occurrence of an Acquisition, the Committee may exercise its discretion in a uniform and non-discriminatory manner for similarly-situated Participants to reduce (but not increase) any Award otherwise payable under this Plan in accordance with objective or subjective factors if necessary or appropriate to limit the amount payable under an Award to an amount consistent with the purposes of the Plan and the intended economic benefits of participation in the Plan.  No Award subject to Section 162(m) shall be paid or vest, as applicable, unless and until the date that the Committee has certified, in the manner prescribed by Section 162(m), the extent to which the Performance Goals for the Performance Period (as defined in Section 8(b) below) have been attained and has made its decisions regarding the extent, if any, of a reduction of such Award.  The Committee’s determination will be final and conclusive.

b.           Performance Goals.  Performance goals (the “Performance Goals”) will be based exclusively on one or more of the following business criteria determined with respect to the Company and its Subsidiaries on a group-wide basis or on the basis of Subsidiary, business platform, or operating unit results: (i) earnings per share (on a fully diluted or other basis), (ii) pretax or after tax net income, (iii) operating income, (iv) gross revenue, (v) profit margin, (vi) stock price targets or stock price maintenance, (vi) working capital, (vii) free cash flow, (viii) cash flow, (ix) return on equity, (x) return on capital or return on invested capital, (xi) earnings before interest, taxes, depreciation, and amortization (EBITDA), (xii) economic value added, (xiii) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures, or (xiv) any combination of these measures.

Each Performance Goal may be expressed in absolute and/or relative terms or ratios and may be based on or use comparisons with internal targets, the past performance of the Company (including the performance of one or more Subsidiaries, divisions, platforms, operating units and/or other business unit) and/or the past or current performance of other companies.  In the case of earnings-based measures, Performance Goals may use comparisons relating to capital (including, but not limited to, the cost of capital), cash flow, free cash flow, shareholders’ equity and/or shares outstanding, or to assets or net assets.

The Committee shall determine the period for which Performance Goals are set and during which performance is to be measured to determine whether a Participant is entitled to payment of an Award under the Plan (the “Performance Period”).  Performance Periods may be of varying and overlapping durations, but each such period shall not be less than 12 months.  To the extent that an Award is intended to constitute “qualified performance based compensation” within the meaning of Section 162(m), the Performance Goals must be established within 90 days of the beginning of the Performance Period.

The Committee may specify in an Award that Performance Goals shall be adjusted to include or exclude the effect of special one-time or extraordinary gains or losses and other one-time or extraordinary events, including without limitation changes in accounting principles, extraordinary, unusual, or nonrecurring items (such as material litigation, judgments and settlements), currency exchange rate fluctuations, changes in corporate tax rates, and the impact of acquisitions, divestitures, and discontinued operations.

9.	General Provisions Applicable to Awards.

a.           Transferability of Awards. Except as the Committee may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant, provided, however, that Nonstatutory Stock Options may be transferred pursuant to a qualified domestic relations order (as defined in the Code) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Option which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b.           Documentation. Each Award granted under the Plan shall be evidenced by a written Award agreement in such form as the Committee shall from time to time approve. Award agreements shall comply with the terms and conditions of the Plan and may contain such other provisions not inconsistent with the terms and conditions of the Plan as the Committee shall deem advisable. In the case of an Incentive Stock Option, the Award agreement shall contain, or refer to, such provisions relating to exercise and other matters as are required of “incentive stock options” under the Code. Award agreements may be evidenced by an electronic transmission (including an e-mail or reference to a website or other URL) sent to the Participant through the Company’s normal process for communicating electronically with its employees. As a condition to receiving an Award, the Committee may require the proposed Participant to affirmatively accept the Award and agree to the terms and conditions set forth in the Award agreement by physically and/or electronically executing the Award agreement or by otherwise physically and/or electronically acknowledging such acceptance and agreement. With or without such affirmative acceptance, however, the Committee may prescribe conditions (including the exercise or attempted exercise of any benefit conferred by the Award) under which the proposed Participant may be deemed to have accepted the Award and agreed to the terms and conditions set forth in the Award agreement.

c.           Committee Discretion. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly.

d.           Termination of Status. The Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options, provided, that such period shall not expire before the earlier of (i) the date on which the shares underlying the Award are registered under an effective registration statement on Form S-8 under the Securities Act of 1933, as amended, or (ii) the date on which the Award expires.

e.           Acquisition of the Company.

(i)           Consequences of an Acquisition. If the Company is to be consolidated with or acquired by another entity in a merger, tender offer or other reorganization or transaction in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company’s assets or otherwise (each, an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Committee”), shall, as to outstanding Awards, either (i) make appropriate provision for the continuation of such Awards by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Committee deems appropriate, the Fair Market Value of which shall not materially exceed the Fair Market Value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition; or (ii) upon written notice to the Participants, provide that all Awards must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Awards shall terminate; or (iii) terminate all Awards in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Awards (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof; or (iv) in the event the exercise price of an Award exceeds the Fair Market Value of the shares subject to such Award, terminate such Award without any consideration.

(ii)           Assumption of Awards Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Committee considers appropriate in the circumstances and in accordance with Section 3(a) shall not reduce the number of Authorized Shares issuable under the Plan.

f.           Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Committee may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

g.           Amendment of Awards. The Committee may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, modifying the exercise price, and converting an Incentive Stock Option to a Nonstatutory Stock Option; provided that, except as otherwise provided in Section 9(e)(i), the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant; provided, further, that subject to Section 3(c), an Option may not be amended subsequent to its issuance either to reduce the price at which such previously issued Option is exercisable or to extend the period of time for which such previously-issued Option shall be exercisable beyond the expiration date of such Option unless such amendment is approved by the Company’s stockholders.

h.           Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations, and (iv) the Participant has paid to the Company, or made provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with the Award.

i.            Acceleration. The Committee may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change of control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option. In the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to Section 9(e)(i), the Committee may provide, as a condition of full exercisability of any or all such Options, that the Common Stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.

j.           Compliance with Code Section 409A.  It is the intention of the Company that this Plan and each Award comply with and be interpreted in accordance with Section 409A of the Code, the United States Department of Treasury regulations, and other guidance issued thereunder, including any applicable exemptions (collectively, “Section 409A”).  Each payment in any series of payments provided to a Participant pursuant to this Plan or an Award will be deemed a separate payment for purposes of Section 409A.  If any amount payable under this Plan or an Award is determined by the Company to constitute nonqualified deferred compensation for purposes of Section 409A (after taking into account applicable exemptions) and such amount is payable upon a termination of employment, then such amount shall not be paid unless and until the Participant's termination of employment also constitutes a “separation from service” from the Company for purposes of Section 409A.  In the event that the Participant is determined by the Company to be a “specified employee” for purposes of Section 409A at the time of his separation from service with the Company, then any nonqualified deferred compensation (after giving effect to any exemptions available under Section 409A) otherwise payable to the Participant as a result of the Participant's separation from service during the first six (6) months following his separation from service shall be delayed and paid in a lump sum upon the earlier of (x) the Participant’s date of death, or (y) the first day of the seventh month following the Participant’s separation from service, and the balance of the installments (if any) will be payable in accordance with their original schedule.

9.	Foreign Jurisdictions.

 To the extent that the Committee determines that the material terms set by the Committee or imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate or desirable to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders. The Committee shall also have the authority and discretion to delegate the foregoing powers to appropriate officers of the Company.

10.	Miscellaneous.

a.	Definitions.

(i)            “Company” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Datawatch Corporation, as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of Datawatch Corporation, as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Committee in its sole discretion.

(ii)            “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(iii)            “employee” for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company and who has actually commenced employment with the Company, whether full or part-time status; provided, however, that for purposes of Section 4(b) such person must be an employee of the Company as defined under Section 422 of the Code.

(iv)           “Fair Market Value” of the Company’s Common Stock on any date means (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange; or (iii)  if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length); provided, that, in all events the Fair Market Value shall represent the Committee’s good faith determination of the fair market value of the Common Stock. The Committee’s determination shall be conclusive as to the Fair Market Value of the Common Stock.

b.           No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c.           No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d.           Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the stockholders of the Company (the “Effective Date”). No Awards shall be granted under the Plan after the completion of ten years from the Effective Date, but Awards previously granted may extend beyond that date.

e.           Amendment of Plan. The Committee may amend this Plan at any time, provided that any material amendment to the Plan will not be effective unless approved by the Company’s stockholders. For this purpose, a material amendment is any amendment that would (i) other than pursuant to Section 3(c) or in connection with the assumption of awards pursuant to Section 9(e)(ii), materially increase either the number of shares of Common Stock available under the Plan; the maximum number of shares of Common Stock that may be granted as Restricted Stock, Restricted Stock Units or pursuant to Section 7; or the maximum number of shares of Common Stock issuable in one fiscal year to a Participant; (ii) expand the class of persons eligible to receive awards or otherwise participate in the Plan; (iii) subject to Section 3(c), reduce the price at which a previously-issued Option is exercisable or to extend the period of time for which a previously-issued Option shall be exercisable beyond the original expiration date of such Option; or (v) require stockholder approval pursuant to the requirements of Nasdaq or any exchange on which the Company is then listed or applicable law.

f.           Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, exclusive of reference to rules and principles of conflicts of law.

Adopted by the Board of Directors on March 15, 2011	Adopted by the Stockholders on [April 26, 2011]

ANNUAL MEETING OF STOCKHOLDERS OF

DATAWATCH CORPORATION

April 26, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at https://materials.proxyvote.com/237917

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

■         20730300000000000000   9                                                                                       042611

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election as director of the nominees listed below (except as marked to the contrary below).			2. Approval of the adoption of the Company's 2011 Equity Compensation and Incentive Plan.
		NOMINEES:	FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	m Richard de J. Osborne	☐	☐	☐
m James Wood m Thomas H. Kelly
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	m Terry W. Potter m William B. Simmons m David C. Mahoney m Michael A. Morrison	3. The ratification of the appointment of the Company's independent registered public accounting firm.
			FOR	AGAINST	ABSTAIN
☐	FOR ALL EXCEPT		☐	☐	☐
(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
The undersigned acknowledges receipt from the Company before the execution of this proxy of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders and the 2010 Annual Report to Shareholders.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DATAWATCH CORPORATION

Proxy for Annual Meeting of Stockholders

April 26, 2011

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints MICHAEL A. MORRISON and MURRAY P. FISH, and each or both of them, proxies, with full power of substitution to vote all shares of stock of Datawatch Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Friday, April 26, 2011, at 11:00 a.m. Eastern time, at the offices of the Company, 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 17, 2011, a copy of which has been received by the undersigned.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE